GHS INVESTMENTS, LLC

July 1, 2026

Powerdyne International, Inc.
45 Main Street
North Reading, MA 01864
Attn: Eric Foster

RE: Registration Statement Filing

We are in agreement to extend the filing requirement date of the registration statement to July 31, 2026 in lieu of the delay in preparation and review of the registration statement.

GHS Investments LLC

By: ______________________
Name: Mark Grober
Title: Member